EXHIBIT 99.1

NEWS FOR IMMEDIATE RELEASE
Contact: Relland Winand
Investor Relations
ORBIT/FR, Inc.
(215) 674-5100
investorrelations@orbitfr.com

ORBIT/FR ANNOUNCES INTENTION TO DEREGISTER ITS COMMON STOCK

HORSHAM, PA: May 23, 2012 -- ORBIT/FR, Inc. (OTC Bulletin Board: ORFR), a leading producer of sophisticated, automated microwave test and measurement systems for the aerospace/defense, wireless communication, automotive, and satellite industries, today announced its intention to deregister its common stock, par value $0.01, and suspend its reporting obligations under the Securities Exchange Act of 1934, as amended, effective May 30, 2012.

We believe that the deregistration, and the related suspension of reporting obligations, will reduce operating costs and will allow the Company to focus on protecting and increasing stockholder value over the long-term and to compete more effectively in the marketplace. In connection with the deregistration, effective immediately following the filing of deregistration forms with the Securities and Exchange Commission, the Company’s common stock will no longer be eligible for quotation on the OTC Bulletin Board. Following deregistration, we expect to list our common stock for trade on the Pink Sheets and we expect to continue to make certain financial information available to the public on a quarterly basis.

Except for historical information, the matters discussed in this news release may be considered “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include declarations regarding the current intent, belief or expectations of the Company and its management. Prospective investors are cautioned that any such forward-looking statements, including those regarding the ability to obtain new contracts, future value of the Company’s shares and future profitability involve a number of risks and uncertainties that could materially affect actual results. Such risks and uncertainties are identified in the Company's reports and registration statements filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2011 and Forms 10-Q. This press release, and all SEC filings, are available at www.orbitfr.com.